Exhibit 99.1
Horizon Lines, Inc. Declares Quarterly Dividend
CHARLOTTE, N.C., August 8, 2007 — Horizon Lines, Inc. (NYSE: HRZ) announced that its Board of Directors has voted to declare a cash dividend on its outstanding shares of common stock of $0.11 per share, payable on September 15, 2007 to all stockholders of record as of the close of business on September 1, 2007.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company with a fleet of 21 U.S.-flag vessels and service routes linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. A fully integrated service provider of ocean transportation, trucking, terminal and warehousing operations, Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of transportation management systems and customized software solutions being marketed to shippers, carriers, and other supply chain participants. Horizon Lines, Inc. trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statement:
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to quality for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 2, 2007 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or development to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
Media Contact:
Michael Avara of Horizon Lines, Inc.
1-704-973-7000
mavara@horizonlines.com.